Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Michael E. McFarland, President and Chief Executive Officer of CFSB Bancorp, Inc. (the “Company”), certifies in his capacity as an executive officer of the Company that he has reviewed the Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Report”) and that, to the best of his knowledge:

(1)
The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 18, 2025	By:	/s/ Michael E. McFarland
Michael E. McFarland President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.